FOR IMMEDIATE RELEASE
Investors and Media:
Julie D. Tracy
Sr. Vice President, Chief Communications Officer Wright Medical Group, Inc. (901) 290-5817 julie.tracy@wmt.com

Wright Medical Group, Inc. Reports 2014 First Quarter Financial Results

First Quarter Global Foot and Ankle Net Sales Increase 31% As Reported and 31% Constant Currency

First Quarter Sales from Continuing Operations Increase 26% As Reported and 26% Constant Currency

MEMPHIS, Tenn. - April 30, 2014 - Wright Medical Group, Inc. (NASDAQ: WMGI) today reported financial results for its first quarter ended March 31, 2013. As a result of the completed sale of the hip and knee business to MicroPort Medical B.V., a subsidiary of MicroPort Scientific Corporation (MicroPort), this business is reported as discontinued operations.

Net sales from continuing operations totaled $71.1 million during the first quarter ended March 31, 2014, representing a 26% increase as reported and 26% increase on a constant currency basis compared to the first quarter of 2013.

Robert Palmisano, president and chief executive officer, commented, “We delivered a strong start to 2014 with excellent execution on the MicroPort, Solana Surgical and OrthoPro transactions. As anticipated, we did experience some minor, short-term dis-synergies in the U.S. due to these transactions. Our International business grew 63% and continues to make good progress in our key markets. The foot and ankle business had strong constant currency growth of 31% globally and total ankle replacement sales grew 38%, extending our leadership position in this market. Implementation of our new Vital Few initiatives is on track, with continued focus on driving sales productivity gains in our U.S. foot and ankle business and building a fast-growing, international business.”

Palmisano continued, “We submitted our Augment PMA amendment on April 29, 2014. Although it took us a few weeks longer to file the amendment than we originally anticipated, we believe the extra time allowed us to work collaboratively with the FDA to gain a more precise understanding of their expectations for the content of the amendment. As previously communicated, we expect the Office of Device Evaluation to issue a determination on whether the PMA is approvable no later than 180 days after this submission date.”

Net loss from continuing operations for the first quarter of 2014 totaled $30.3 million or ($0.62) per diluted share, compared to net loss of $4.9 million or ($0.12) per diluted share in the first quarter of 2013.

Net loss from continuing operations for the first quarter of 2014 included the after-tax effects of a $14.3 million unrealized loss related to mark-to-market adjustments on contingent value rights (CVRs) issued in connection with the BioMimetic acquisition, $5.2 million of due diligence, transaction and transition costs associated with recent acquisitions, $2.3 million of non-cash interest expense related to the 2017 Convertible Notes, $2.2 million of transition costs associated with the sale of the OrthoRecon business, and an unrealized loss of $1.0 million related to mark-to-market adjustments on derivatives. These negative impacts were offset by a $12.4 million U.S. tax benefit within continuing operations recorded as a result of the U.S. pre-tax gain recognized within discontinued operations due to the sale of the

OrthoRecon business. Net loss for the first quarter of 2013 included the after-tax effects of a $7.8 million gain on previously held investments in BioMimetic, $7.5 million of due diligence, transaction and transition costs associated with the acquisition of BioMimetic, $2.1 million of non-cash interest expense related to the 2017 Convertible Notes, an unrealized loss of $2.0 million related to mark-to-market adjustments on derivatives, and $1.2 million of charges associated with distributor conversions and non-competes.

The Company's first quarter 2014 net loss from continuing operations, as adjusted for the above items, was $16.6 million, a decline from a net loss of $3.3 million in 2013, while diluted loss per share, as adjusted, decreased to ($0.34) in the first quarter of 2014 from ($0.08) in the first quarter of 2013. The attached financial tables include a reconciliation of U.S. GAAP to “as adjusted” results.

The Company's first quarter 2014 adjusted EBITDA from continuing operations, as defined in the GAAP to non-GAAP reconciliation provided later in this release, was negative ($6.2) million, compared to positive $1.4 million in the same quarter of the prior year. The attached financial tables include a reconciliation of U.S. GAAP to “as adjusted” results.

Cash and cash equivalents and marketable securities totaled $356.6 million as of the end of the first quarter of 2014, an increase of $173.5 million compared to the end of 2013, which was driven by the closing of the MicroPort, Solana Surgical and OrthoPro transactions.

Palmisano further commented, “I’m particularly pleased about completing the U.S. sales team combination following the OrthoPro and Solana Surgical acquisitions. I am confident these acquisitions will be great long-term investments for our business and assist in accelerating revenue growth and improving EBITDA. In addition, I am very optimistic about our plan to expand our gross margins in a meaningful way through improving our supply chain and pricing initiatives. The potential benefits of these are very significant, and we expect to see strong progress in the second half of this year.”

“We are also looking forward to the launch of our next advancement in total ankle replacement technology, the INFINITY Total Ankle System. We now have better visibility into the timing of our product launch and have accelerated the launch date to late in the second quarter of this year. Once launched, we believe the INFINITY ankle will extend our leadership position and our multi-year competitive lead in the total ankle replacement market and will be an important catalyst in the ongoing market conversion from fusion procedures to total ankle replacement.”

Palmisano concluded, “We are very positive about the opportunity we have to drive significant improvement again this year. For the full-year 2014, we expect to have a global Extremities-Biologics business, including recent acquisitions, that is growing in the mid- to high twenty percent range. Additionally, we expect to exit the year with positive adjusted EBITDA and to be positioned well for growth in 2015 and beyond.”

Outlook

The Company is narrowing its previous guidance range of $305 million to $312 million and now anticipates net sales from continuing operations, or Extremity and Biologics revenue, for 2014 of approximately $308 million to $312 million. This represents a growth rate of 27% to 29% (including Solana, OrthoPro and Biotech acquisitions). This range anticipates some potential minor, short-term dis-synergies due to the closing of the transactions with MicroPort, Biotech International, Solana Surgical and OrthoPro, and includes a negative impact from currency of approximately one percent as compared to 2013.

The Company reiterates its previously issued full-year 2014 adjusted EBITDA from continuing operations, as described in the GAAP to non-GAAP reconciliation provided later in this release, of negative $(20.0) million to negative $(15.0) million. The Company expects to exit 2014 with positive adjusted EBITDA.

The Company anticipates adjusted earnings per share from continuing operations, including stock-based compensation, for full-year 2014 to be in the range of $(1.28) to $(1.38) per diluted share, based on approximately 49.9 million shares outstanding. While the amount of the non-cash stock-based compensation charges will vary depending upon a number of factors, the Company currently estimates that the after-tax impact of those expenses will be approximately $0.22 per diluted share for the full-year 2014.

The Company's earnings target and adjusted EBITDA from continuing operations target exclude non-compete and transition costs associated with converting a major portion of independent foot and ankle territories to direct; possible future acquisitions; other material future business developments; non-cash interest expense associated with the 2017 Convertible Notes; due diligence, transaction and transition costs associated with acquisitions and divestitures; impairment charges, mark-to-market adjustments to the CVRs and other adjustments to assets and liabilities associated with its BioMimetic acquisition, and non-cash mark-to-market derivative adjustments. Further, this earnings target and adjusted EBITDA target excludes any expenses, earnings or losses related to the OrthoRecon business.

The Company's anticipated ranges for net sales, earnings and adjusted EBITDA from continuing operations are forward-looking statements, as are any other statements that anticipate or aspire to future events or performance. They are subject to various risks and uncertainties that could cause the Company's actual results to differ materially from the anticipated targets. The anticipated targets are not predictions of the Company's actual performance. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.

Conference Call and Webcast

As previously announced, the Company will host a conference call starting at 3:30 p.m. Central Time today. The live dial-in number for the call is 877-474-9505 (U.S.) / 857-244-7558 (International). The participant passcode for the call is “Wright.” To access a simultaneous webcast of the conference call via the internet, go to the “Corporate - Investor Information” section of the Company's website located at www.wmt.com.

A replay of the conference call by telephone will be available starting at 5:30 p.m. Central Time today and continuing through May 7, 2014. To hear this replay, dial 888-286-8010 (U.S.) or 617-801-6888 (International) and enter the passcode 73576645. A replay of the conference call will also be available via the internet starting today and continuing for at least 12 months. To access a replay of the conference call via the internet, go to the “Corporate - Investor Information - Audio Archives” section of the Company's website located at www.wmt.com.

The conference call may include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, the Form 8-K filed with the SEC today, or otherwise available in the “Corporate - Investor Information - Supplemental Financial Information” section of the Company's website located at www.wmt.com.

The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.

About Wright Medical

Wright Medical Group, Inc. is a specialty orthopaedic company that provides extremity and biologic solutions that enable clinicians to alleviate pain and restore their patients’ lifestyles. The company is the recognized leader of surgical solutions for the foot and ankle market, one of the fastest growing segments in medical technology, and markets its products in over 60 countries worldwide. For more information about Wright Medical, visit www.wmt.com.

Non-GAAP Financial Measures

The Company uses non-GAAP financial measures, such as net sales, excluding the impact of foreign currency; operating income, as adjusted; net income, as adjusted; EBITDA, as adjusted; net income, as adjusted, per diluted share; effective tax rate, as adjusted; and free cash flow. The Company's management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company's operations, period over period. The measures exclude such items as costs associated with distributor conversions and non-competes, non-cash interest expense related to the Company's 2017 Convertible Notes, mark-to-market adjustments on derivative assets and liabilities, mark-to-market adjustments on CVRs and impairment and other charges to write down to fair value assets and liabilities acquired in the BioMimetic acquisition, transaction and transition costs, and impacts from the sale of the OrthoRecon business, all of which may be highly variable, difficult to predict and of a size that could have substantial impact on the Company's reported results of operations for a period. Management uses these measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

###

Cautionary Note Regarding Forward-Looking Statements

This press release may contain “forward-looking statements” as defined under U.S. federal securities laws, including statements about our outlook for 2014. These statements reflect management's current knowledge, assumptions, beliefs, estimates, and expectations and express management's current view of future performance, results, and trends. Forward-looking statements may be identified by their use of terms such as anticipate, believe, could, estimate, expect, intend, may, plan, predict, project, will, and other similar terms. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements. The reader should not place undue reliance on forward-looking statements. Such statements are made as of the date of this press release, and we undertake no obligation to update such statements after this date. Risks and uncertainties that could cause our actual results to materially differ from those described in forward-looking statements in this press release are discussed in our filings with the Securities and Exchange Commission (including those described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2013, and as may be supplemented in our Quarterly Reports on Form 10-Q). By way of example and without implied limitation, such risks and uncertainties include: future actions of the SEC, the United States Attorney's office, the FDA, the Department of Health and Human Services or other U.S. or foreign government authorities, including those resulting from increased scrutiny under the Foreign Corrupt Practices Act and similar laws, that could delay, limit or suspend our development, manufacturing, commercialization and sale of products, or result in seizures, injunctions, monetary sanctions or criminal or civil liabilities; continued liability for product liability claims on OrthoRecon products sold prior to divestiture of our OrthoRecon business or for post-market regulatory obligations on such products; disruptions resulting from loss of personnel, systems and infrastructure changes and transition services arrangements in connection with our OrthoRecon divestiture; failure to realize the anticipated benefits from our acquisitions or from divestiture of our OrthoRecon business; adverse outcomes in existing product liability litigation; new product liability claims; inadequate insurance coverage; copycat claims against our modular hip systems resulting from a competitor's recall of its modular hip product; failure or delay in obtaining FDA approval of Augment® Bone Graft for commercial sale in the United States; challenges to our intellectual property rights or inability to defend our products against the intellectual property rights of others; loss of key suppliers; failures of, interruptions to, or unauthorized tampering with our information technology systems; failure or delay in obtaining FDA or other regulatory approvals for our products; any actual or alleged breach of the Corporate Integrity Agreement to which we are subject through September 2015, which could expose us to significant liability, including exclusion from Medicare, Medicaid and other federal healthcare programs, potential criminal prosecution, and civil and criminal fines or penalties; the potentially negative effect of our ongoing compliance enhancements on our relationships with customers and on our ability to deliver timely and effective medical education, clinical studies, and new products; the possibility of private securities litigation or shareholder derivative suits; insufficient demand for and market acceptance of our new and existing products; recently enacted healthcare laws and changes in product reimbursements which could generate downward pressure on our product pricing; potentially burdensome tax measures; lack of suitable business development opportunities; inability to capitalize on business development opportunities; product quality or patient safety issues; geographic and product mix impact on our sales; inability to retain key sales representatives, independent distributors and other personnel or to attract new talent; inventory reductions or fluctuations in buying patterns by wholesalers or distributors; and the negative impact of the commercial and credit environment on us, our customers and our suppliers.

--Tables Follow--

Wright Medical Group, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data--unaudited)

	Three Months Ended
	March 31, 2014	March 31, 2013
Net sales	$71,062	$56,293
Cost of sales	17,417	13,697
Gross profit	53,645	42,596
Operating expenses:
Selling, general and administrative	68,648	50,709
Research and development	5,856	3,507
Amortization of intangible assets	2,187	1,606
Total operating expenses	76,691	55,822
Operating loss	(23,046)	(13,226)
Interest expense, net	4,136	3,945
Other expense (income), net	15,286	(5,849)
Loss from continuing operations before income taxes	(42,468)	(11,322)
Benefit for income taxes	(12,170)	(6,404)
Net loss from continuing operations	$(30,298)	$(4,918)
(Loss) income from discontinued operations, net of tax	(122)	13,353
Net (loss) income	$(30,420)	$8,435

Net loss from continuing operations per share, basic	$(0.62)	$(0.12)
Net loss from continuing operations per share, diluted	$(0.62)	$(0.12)

Net (loss) income per share, basic	$(0.63)	$0.20
Net (loss) income per share, diluted	$(0.63)	$0.20

Weighted-average number of shares outstanding-basic	48,625	41,438
Weighted-average number of shares outstanding-diluted	48,625	42,139

Wright Medical Group, Inc.
Consolidated Sales Analysis
(dollars in thousands--unaudited)

	Three Months Ended
	March 31, 2014	March 31, 2013	% change
U.S.
Foot and Ankle	33,127	27,763	19.3%
Upper Extremity	3,653	4,114	(11.2%)
Biologics	11,143	10,453	6.6%
Other	1,028	431	138.5%
Total U.S.	$48,951	$42,761	14.5%

International
Foot and Ankle	12,874	7,314	76.0%
Upper Extremity	2,825	1,948	45.0%
Biologics	4,497	3,204	40.4%
Other	1,915	1,066	79.6%
Total International	$22,111	$13,532	63.4%

Global
Foot and Ankle	46,001	35,077	31.1%
Upper Extremity	6,478	6,062	6.9%
Biologics	15,640	13,657	14.5%
Other	2,943	1,497	96.6%
Total Sales	$71,062	$56,293	26.2%

Wright Medical Group, Inc.
Supplemental Sales Information
(unaudited)

	First Quarter 2014 Sales Growth/(Decline)
	Domestic As Reported	Int'l Constant Currency	Int'l As Reported	Total Constant Currency	Total As Reported
Product Line
Foot and Ankle	19%	74%	76%	31%	31%
Upper Extremity	(11%)	45%	45%	7%	7%
Biologics	7%	47%	40%	16%	15%
Other	138%	74%	80%	92%	97%
Total Sales	14%	63%	63%	26%	26%

Wright Medical Group, Inc.
Reconciliation of Net Sales to Net Sales Excluding the Impact of Foreign Currency
(dollars in thousands--unaudited)

	Three Months Ended
	March 31, 2014
	International Net Sales	Total Net Sales
Net sales, as reported	$22,111	$71,062
Currency impact as compared to prior period	(30)	(30)
Net sales, excluding the impact of foreign currency	$22,081	$71,032

Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(in thousands, except per share data--unaudited)

	Three Months Ended
	March 31, 2014	March 31, 2013
Operating Income
Operating loss, as reported	$(23,046)	$(13,226)
Reconciling items impacting Gross Profit:
Inventory step-up amortization	604	108
Total	604	108
Reconciling items impacting Selling, General and Administrative expense:
Distributor conversions	105	356
Transition costs - OrthoRecon divestiture	2,249	—
Due diligence, transaction and transition costs - acquisitions (1)	5,153	7,498
Total	7,507	7,854
Reconciling items impacting Amortization of Intangible Assets:
Amortization of distributor non-competes	437	830
Operating loss, as adjusted	$(14,498)	$(4,434)
Operating loss, as adjusted, as a percentage of net sales	(20.4)%	(7.9)%
_______________________________
(1) For the three months ended March 31, 2013, amount includes $2.3 million of non-cash stock-based compensation expense related to the conversion of BioMimetic options to Wright Medical options.

Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(in thousands, except per share data--unaudited)

	Three Months Ended
	March 31, 2014	March 31, 2013
EBITDA
Net loss, as reported	$(30,298)	$(4,918)
Interest expense, net	4,136	3,945
Benefit for income taxes	(12,170)	(6,404)
Depreciation	4,241	3,446
Amortization of intangible assets	2,187	1,606
EBITDA	(31,904)	(2,325)
Reconciling items impacting EBITDA
Non-cash stock-based compensation expense (1)	2,320	1,613
Other expense (income), net	15,286	(5,849)
Inventory step-up amortization	604	108
Distributor conversions	105	356
Due diligence, transaction and transition costs	7,402	7,498
Adjusted EBITDA	$(6,187)	$1,401
Adjusted EBITDA as a percentage of net sales	(8.7)%	2.5%
_______________________________

(1) For the three months ended March 31, 2013, amount excludes $2.3 million of non-cash stock-based compensation expense related to the conversion of BioMimetic options to Wright Medical options, which is included in due diligence, transaction and transition costs.

Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(in thousands, except per share data--unaudited)

	Three Months Ended
	March 31, 2014	March 31, 2013
Net Income
Loss before taxes, as reported	$(42,468)	$(11,322)
Pre-tax impact of reconciling items:
Inventory step-up amortization	604	108
Distributor conversion and non-competes	542	1,186
Non-cash interest expense on 2017 Convertible Notes	2,259	2,117
Derivatives mark-to-market adjustment	1,000	2,000
Transition costs - OrthoRecon divestiture	2,249	—
Due diligence, transaction and transition costs (1)	5,153	7,498
CVR mark-to-market adjustments	14,295	—
Gain on previously held investment in BioMimetic	—	(7,798)
Loss before taxes, as adjusted	(16,366)	(6,211)
Benefit for income taxes, as reported	$(12,170)	$(6,404)
U.S. tax benefit resulting from gain in discontinued operations	12,362	—
Inventory step-up amortization	—	42
Distributor conversion and non-competes	—	464
Non-cash interest expense on 2017 Convertible Notes	—	818
Derivatives mark-to-market adjustment	—	778
Due diligence, transaction and transition costs	—	1,438
Provision (benefit) for income taxes, as adjusted	$192	$(2,864)
Effective tax rate, as adjusted	(1.2)%	46.1%
Net loss, as adjusted	$(16,558)	$(3,347)

Weighted-average number of shares outstanding-diluted	48,625	41,438
Net loss from continuing operations, as adjusted, per diluted share	$(0.34)	$(0.08)
_______________________________
(1) For the three months ended March 31, 2013, amount includes $2.3 million of non-cash stock-based compensation expense related to the conversion of BioMimetic options to Wright Medical options.

Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(continued)

	Three Months Ended
	March 31, 2014	March 31, 2013
Net Income per Diluted Share
Net loss from continuing operations, as reported, per diluted share	$(0.62)	$(0.12)
U.S. tax benefit resulting from gain in discontinued operations	(0.25)	—
Inventory step-up amortization	0.01	0.00
Distributor conversion and non-competes	0.01	0.02
Non-cash interest expense on 2017 Convertible Notes	0.05	0.03
Derivatives mark-to-market adjustment	0.02	0.02
CVR mark-to-market adjustments	0.29	—
Transition costs - OrthoRecon divestiture	0.05	—
Due diligence, transaction and transition costs	0.11	0.15
Gain on previously held investment in BioMimetic	—	(0.19)
Net loss from continuing operations, as adjusted, per diluted share (1)	$(0.34)	$(0.08)
___________________________
(1) Reconciling items may not add to total net income, as adjusted, per diluted share due to rounding differences.

Wright Medical Group, Inc.
Reconciliation of Free Cash Flow
(dollars in thousands--unaudited)

	Three Months Ended
	March 31, 2014	March 31, 2013
Net cash used in operating activities	$(27,240)	$(5,168)
Capital expenditures	(7,836)	(3,740)
Free cash flow	$(35,076)	$(8,908)

Wright Medical Group, Inc.
Segment Information
(in thousands, except per share data--unaudited)

	Three Months Ended March 31, 2014
	U.S.	International	BioMimetic	Corporate	Other (1)	Total
Sales	$48,951	$22,111	$—	$—	$—	$71,062
Gross profit	39,853	14,507	—	(111)	(604)	53,645
Operating income (loss)	5,679	803	(3,391)	(17,589)	(8,548)	(23,046)
Operating income (loss) as a percent of net sales	11.6%	3.6%	N/A	N/A	N/A	(32.4%)

Depreciation Expense	2,297	641	108	1,195	—	4,241
Amortization Expense	1,096	577	77	—	437	2,187
Non-cash stock-based compensation expense	—	—	—	2,320	—	2,320
Other	—	—	—	—	8,111	8,111
Adjusted EBITDA	9,072	2,021	(3,206)	(14,074)	—	(6,187)
_______________________________
(1) Other consists exclusively of the reconciling items from Operating Income, as reported, to Operating Income, as adjusted, as included in the reconciliations above.

	Three Months Ended March 31, 2013
	U.S.	International	BioMimetic	Corporate	Other (1)	Total
Sales	$42,761	$13,532	$—	$—	$—	$56,293
Gross profit	33,865	8,987	—	(148)	(108)	42,596
Operating income (loss)	6,987	2,192	(1,311)	(12,302)	(8,792)	(13,226)
Operating income (loss) as a percent of net sales	16.3%	16.2%	N/A	N/A	N/A	(23.5%)

Depreciation Expense	2,145	632	39	630	—	3,446
Amortization Expense	615	75	86	—	830	1,606
Non-cash stock-based compensation expense (2)	—	—	—	1,613	—	1,613
Other	—	—	—	—	7,962	7,962
Adjusted EBITDA	9,747	2,899	(1,186)	(10,059)	—	1,401
_______________________________
(1) Other consists exclusively of the reconciling items from Operating Income, as reported, to Operating Income, as adjusted, as included in the reconciliations above.

(2) For the three months ended March 31, 2013, amount excludes $2.3 million of non-cash stock-based compensation expense related to the conversion of BioMimetic options to Wright Medical options, which is included in due diligence, transaction and transition costs.

_
Wright Medical Group, Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands--unaudited)

	March 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$343,852	$168,534
Marketable securities	9,247	6,898
Accounts receivable, net	50,778	45,817
Inventories	78,833	72,443
Prepaid expenses and other current assets	59,192	69,608
Current assets held for sale	—	142,015
Total current assets	541,902	505,315

Property, plant and equipment, net	75,601	70,515
Goodwill and intangible assets, net	274,003	157,683
Marketable securities	3,499	7,650
Other assets	128,844	133,845
Other assets held for sale	—	132,443
Total assets	$1,023,849	$1,007,451

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$11,030	$3,913
Accrued expenses and other current liabilities	95,041	80,117
Current portion of long-term obligations	4,382	4,174
Current liabilities held for sale	—	31,221
Total current liabilities	110,453	119,425
Long-term obligations	273,271	271,227
Other liabilities	150,205	155,686
Other liabilities held for sale	—	1,399
Total liabilities	533,929	547,737

Stockholders' equity	489,920	459,714
Total liabilities and stockholders' equity	$1,023,849	$1,007,451